UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2010

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") appointed Odysseas D. Kostas to the Board. Dr. Kostas was also appointed to the Board’s Audit Committee. A copy of the press release announcing this appointment is furnished as Exhibit 99.1 hereto.

The Company is a party to a Rights Agreement, effective as of July 27, 2005, as amended (the "Rights Agreement"), with the following purchaser parties: Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Viking Global Equities LP and VGE III Portfolio Ltd. Under the terms of the Rights Agreement, until the earlier of (1) July 27, 2012, (2) the date that the purchaser parties aggregate holdings are less than 50% of the aggregate shares of the Company's common stock purchased by them pursuant to a purchase agreement entered into in connection with the Rights Agreement and (3) a change of control, the Company is required to nominate a Board nominee selected by the purchaser parties holding a majority of the shares of the Company’s common stock purchased by the purchaser parties pursuant to the purchase agreement. Dr. Kostas was appointed to the Board in consideration of the foregoing provision.

In connection with Dr. Kostas’ appointment to the Board, consistent with the Company’s current Director Compensation Policy, on February 2, 2010 (the "Grant Date"), the Board approved the grant to Dr. Kostas of two stock options, one to purchase 100,000 shares of the Company’s common stock (the "Appointment Option") and the other to purchase 33,332 shares of the Company’s common stock (the "Pro-Rated Annual Option"), both of which were granted under the Company’s 2008 Omnibus Incentive Plan (the "Plan"), have an exercise price of $0.32, which was the closing price of the Company’s common stock on the Grant Date and will expire on the tenth anniversary of the Grant Date. The Appointment Option will vest and become exercisable as to 1/36th of the shares subject to the option at the end of each successive month following February 1, 2010, and the Pro-Rated Option will vest and become exercisable as to 1/4th of the shares subject to the option at the end of each successive month following February 1, 2010, in each case provided that Dr. Kostas is then providing services to the Company. Each option will terminate in its entirety, regardless of whether it is vested, three years after the date Dr. Kostas ceases to provide services to the Company for any reason (other than his death or disability). In addition, in the event of a change of control, each option will vest and become exercisable on the day prior to the date of the change in control if Dr. Kostas is then providing services to the Company, and each option will terminate on the date of the change in control to the extent not exercised.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

February 3, 2010	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President & Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 3, 2010